             As filed with the Securities and Exchange Commission
                             on February 22, 1999

                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       PARAMETRIC TECHNOLOGY CORPORATION
================================================================================
            (Exact name of registrant as specified in its charter)

        Massachusetts                                04-2866152
-------------------------------             -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization

                       128 Technology Drive, Waltham, MA                 02453
--------------------------------------------------------------------------------
                   (Address of Principal Executive Offices)          (Zip Code)

                      1997 NONSTATUTORY STOCK OPTION PLAN
--------------------------------------------------------------------------------
                             (Full title of Plan)

                                Edwin J. Gillis
        Executive Vice President, Chief Financial Officer and Treasurer
                       Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02453
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (781) 398-5000
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                Proposed          Proposed
Title of securities       Amount to be      maximum offering  maximum aggregate      Amount of
to be registered           registered       price per share    offering price     registration fee
---------------------  -------------------  ----------------  -----------------   ----------------

Common Stock,          13,000,000 shares(1)       $14.0625(2)     $182,812,500(2)        $50,822
$.01 par value


--------------------------------------------------------------------------------
(1) This Registration Statement registers shares to be offered by Registrant pursuant to its 1997 Nonstatutory Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on February 11, 1999.

Statement Regarding Incorporation By Reference From Effective Registration Statement.

      Pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 of Parametric Technology Corporation filed with the Securities and Exchange Commission (the "Commission") on June 4, 1997 (Commission File No. 333-28495) (the "Original Registration Statement"), relating to the registration of 5,000,000 shares of our Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under our 1997 Nonstatutory Stock Option Plan (the "1997 Plan"), is incorporated by reference in its entirety herein. We have filed two additional Registration Statements on Form S-8 with the Commission relating to the registration of additional shares of Common Stock for issuance under the 1997 Plan since the filing of the Original Registration Statement: on October 24, 1997 we registered 1,200,000 shares (Commission File No. 333-38629) and on June 8, 1998 we registered 12,000,000 shares (Commission File No. 333-56287). This Registration Statement provides for the registration of an additional 13,000,000 shares of Common Stock authorized for issuance under the 1997 Plan. All Common Stock share numbers in this Form S-8 have been adjusted to reflect the one-for-one stock dividend on all issued and outstanding shares of Common Stock (excluding shares held in our treasury) declared by our Board of Directors on February 12, 1998 and effective on March 6, 1998.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 11th day of February, 1999.


                                    PARAMETRIC TECHNOLOGY CORPORATION


                                    By:   /s/ Steven C. Walske
                                         -----------------------------
                                         Steven C. Walske
                                         Chief Executive Officer
                                         and Chairman of the Board


                               POWER OF ATTORNEY
                               -----------------

      We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Edwin J. Gillis, David R. Friedman, Esq., and Mathew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      WITNESS our hands and common seal on the date set forth below.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                           Title                          Date
     ---------                           -----                          ----

(i)  Principal Executive Officer:


     /s/ Steven C. Walske              Chief Executive Officer        February 11, 1999
     --------------------              and Chairman of the Board
     Steven C. Walske

(ii) Principal Financial and
     Accounting Officer:


     /s/ Edwin J. Gillis               Executive Vice President,      February 11, 1999
     -------------------               Chief Financial Officer and
     Edwin J. Gillis                   Treasurer




     Signature                           Title               Date
     ---------                           -----               ----

(iii)  Board of Directors:

     /s/ Steven C. Walske                Director          February 11, 1999
     --------------------
     Steven C. Walske


     /s/ C. Richard Harrison             Director          February 11, 1999
     -----------------------
     C. Richard Harrison


     /s/ Robert N. Goldman               Director          February 11, 1999
     ---------------------
     Robert N. Goldman


     /s/ Donald K. Grierson              Director          February 11, 1999
     ----------------------
     Donald K. Grierson


     /s/ Noel G. Posternak               Director          February 11, 1999
     ---------------------
     Noel G. Posternak


     /s/ Michael E. Porter               Director          February 11, 1999
     ---------------------
     Michael E. Porter


                                         Director
     ---------------------
     Oscar B. Marx, III


                                 EXHIBIT INDEX


Exhibit
Number        Description
------        -----------


4.1(a) Restated Articles of Organization (incorporated herein by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed on May 14, 1996).

4.1(b) Articles of Amendment to Restated Articles of Organization (incorporated herein by reference to Exhibit 4.1(b) of our Registration Statement on Form S-8, filed on February 21, 1997).

4.2 By-Laws of the Registrant, as amended and restated (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K, filed on December 24, 1996).

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1 Consent of Palmer & Dodge LLP (included in Exhibit 5.1); filed herewith.

23.2          Consent of PricewaterhouseCoopers LLP; filed herewith.

23.3          Consent of Arthur Andersen LLP; filed herewith.

24.1          Power of Attorney (contained on the signature page hereto).